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                             TENZER GREENBLATT LLP
                             THE CHRYSLER BUILDING
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                                 (212) 885-5000


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                               NEW JERSEY OFFICE
                         TENZER, GREENBLATT & ZUNZ, PA.
                                15 WARREN STREET
                             HACKENSACK, N.J. 07601
                                 (201) 487-7511


                                  July 29, 1997


Audio Book Club, Inc.
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Boca Raton, Florida 33431


Ladies and Gentlemen:

     We hereby consent to the use of our name as your counsel in connection with the Registration Statement on Form SB-2 (No. 333-30665) and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.



                                        Very truly yours,


                                        /s/ Tenzer Greenblatt LLP
                                        ---------------------------
                                        TENZER GREENBLATT LLP